Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jessica Greer

(434) 336-7737

investorrelations@endi-inc.com

Enterprise Diversified, Inc. Announces 2019 Financial Results

Richmond, VA—March 30, 2020—Enterprise Diversified, Inc. (OTCQB: SYTE) (“ENDI” or the “Company”) announced its financial results for the year ending December 31, 2019, in connection with filing its annual report on Form 10-K with the Securities and Exchange Commission.

A summary of our annual results for the Company’s reportable segments can be found below. Our full report on the Form 10-K filing can be found at enterprisediversified.com.

Year Ended December 31, 2019	Asset Management	Real Estate	Internet	Other	Discontinued Operations - Home Services	Consolidated

Revenues	$1,773,276	$537,763	$1,066,229	$212,631	$—	$3,589,899
Cost of revenue	—	485,459	330,654	—	—	816,113
Operating expenses	410,226	338,025	223,118	1,101,098	—	2,072,467
Other income (expense)	36,565	(4,712,766)	10,169	96,551	—	(4,569,481)
Income (loss) from continuing operations	1,399,615	(4,998,487)	522,626	(791,916)	—	(3,868,162)
Income (loss) from discontinued operations	—	—	—	—	(1,510,475)	(1,510,475)
Identifiable assets	$10,186,353	$556,994	$414,935	$740,934	$428	$11,899,644

Asset Management Operations

Willow Oak Asset Management is the Company’s primary focus. In 2019, Willow Oak successfully expanded its affiliations by entering into a new joint venture with Focused Compounding Capital Management, LLC. Willow Oak provides Fund Management Services (FMS) to the firm. Willow Oak holds a 10% ownership stake in Focused Compounding Capital Management and receives a 10% revenue share. Additionally, Willow Oak successfully supported and funded the launch of the firm’s new private partnership, Focused Compounding Fund, LP, which began investing on January 1, 2020. This fund joins Alluvial Fund, Bonhoeffer Fund, and Arquitos Capital as the newest private investment offering on the Willow Oak platform.

Willow Oak’s direct investment in Alluvial Fund is the primary driver of gains and losses in a given year. Additional revenue attributable to the subsidiary is generated by fee share arrangements with affiliated funds on the Willow Oak platform and fees earned from Willow Oak’s FMS. A summary of revenue earned through asset management operations for the years ended December 31, 2019, and December 31, 2018, is included below:

Asset Management Operations Revenue	Year Ended December 31, 2019	Year Ended December 31, 2018
Realized and unrealized gains (losses) on investment activity	$1,607,644	$(834,014)
Management and performance fee revenue	65,171	41,151
Fund management services revenue	100,461	17,614
Total revenue	$1,773,276	$(775,249)

Real Estate Operations

The Company operates its real estate operations through EDI Real Estate, LLC, a wholly owned subsidiary, and, indirectly, through Mt Melrose, LLC, a formerly consolidated subsidiary. On June 27, 2019, the Company sold 65% of its membership interest in Mt Melrose to an unaffiliated third-party purchaser, Woodmont Lexington, LLC (“Woodmont”). As consideration for the transaction, Woodmont paid the Company $100,000 and agreed to assume full responsibility for the management and operation of Mt Melrose and its real estate portfolio. Upon completing the majority equity sale to Woodmont, the Company was able to deconsolidate approximately $6,427,000 of debt associated with the Mt Melrose portfolio. A significant portion of this debt was short-term, high-interest financing. In total, during the year ended December 31, 2019, total company notes payable decreased from $7,521,819 to $511,025.

On December 24, 2019, the Company completed the sale of a commercial warehouse space located in Lexington, Kentucky. The property was sold at its carrying value of $850,000.

Internet Operations

Sitestar.net provides consumer and business-grade internet access, services, and support to customers in the United States and Canada. The focus of our internet segment is to generate cash flow, continue to ensure our costs are variable, and reinvest in our operations when an acceptable return is available.

Other Operations

Other operations include nonrecurring or one-time strategic funding or similar activity and other corporate operations that are not considered to be one of the Company’s primary lines of business. Corporate expenses reflected under other operations include expenses derived from corporate office operations, as well as expenses related to public company reporting, the oversight of subsidiaries, and other items that affect the overall Company.

Discontinued Operations

On May 24, 2019, the Company completed its divestiture of the home services operations to a third party. In the transaction, the Company sold and conveyed all of the subsidiary’s personal property and customer lists and records, excluding stock inventory and other current assets. As part of the transaction, the buyer assumed the subsidiary’s outstanding obligations, including both liabilities and service contracts. ENDI receives monthly royalties for the 60 months following the closing, calculated on the basis of any revenue received from the customer accounts transferred. The royalties earned as of December 31, 2019 total $21,629.

Enterprise Diversified’s executive chairman, Steven Kiel, made the following statement:

“2019 was a year of transition for Enterprise Diversified. We have directed our attention to growing our Willow Oak Asset Management subsidiary. We have shed non-core assets. And we have eliminated nearly all of the debt on our balance sheet.

“Our board, management, and advisors deserve credit for supporting and carrying out this strategic shift to support the growth of our asset management operations. We are excited about our latest partnership with Focused Compounding and look forward to continuing to grow our affiliate network.

“The world is currently experiencing unprecedented issues due to COVID-19. Our daily operations remain unchanged. We have, however, had to cancel our annual investor event in Omaha scheduled for May 2nd but look forward to offering insights on our Willow Oak YouTube channel. Please subscribe at www.youtube.com/WillowOakAssetManagement for updates. The strength of both our company and the managers of our affiliated funds is our long-term focus, and we believe this will allow our partners to benefit from the current volatility.

“Each quarter over the past year, I have been writing an investor letter providing details on Willow Oak Asset Management. I encourage you to read these letters to gain more information on Willow Oak and how we think about the subsidiary. You may subscribe to the mailing list to receive these letters and other Willow Oak news by providing your email address at the following link: https://willowoakfunds.com/news-and-views.”

About Enterprise Diversified, Inc.

Enterprise Diversified, Inc. is primarily focused on partnering with alternative asset managers, in addition to holding interests in companies associated with internet access, real estate, and home services. Copies of Enterprise Diversified’s press releases and additional information about the company are available at https://www.enterprisediversified.com.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are not guaranties of future performance, and actual results may differ materially from those forecasted.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending,” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections.